Exhibit 21




                           SUBSIDIARIES OF REGISTRANT


                                                             Name
                                                          Under Which
                                     State of              Subsidiary
      Name                         Incorporation         Does Business
---------------------------------- ------------- ------------------------------
MNX Carriers, Inc.                    Delaware   MNX Carriers, Inc.

 Subsidiaries of MNX Carriers, Inc.:

  Missouri-Nebraska Express, Inc.     Iowa       Missouri-Nebraska Express, Inc.

  MNX Transport, Inc.                 Missouri   MNX Transport, Inc.

   Subsidiary of MNX Transport, Inc.:

    MNX Trucking, Inc.                Missouri   MNX Trucking, Inc.

Mark VII Transportation               Delaware   Mark VII Transportation
 Company, Inc.                                    Company, Inc.

 Subsidiaries of Mark VII Transportation Company, Inc.:

  Mark VII Trucking, Inc.             Delaware   Mark VII Trucking, Inc.

  Apollo Express, Inc.                Kansas     Apollo Express, Inc.

  Neptune Trucking, Inc.              Kansas     Neptune Trucking, Inc.

  Jupiter Transportation, Inc.        Kansas     Jupiter Transportation, Inc.

  Taurus Trucking, Inc.               Kansas     Taurus Trucking, Inc.

  Orion Express, Inc.                 Kansas     Orion Express, Inc.

  Capricorn Transportation, Inc.      Kansas     Capricorn Transportation, Inc.